EXHIBIT 16.1

Pritchett, Siler & Hardy, PC

Certified Public Accountants

June 12, 2018

Securities and Exchange Commission

100 F. Street

Washington, DC 20549 - 7561

Re: Airborne Wireless Network

Commission File No. 333-179079

We have read the statements that Airborne Wireless Network, included under Item 4.01 Changes in Registrant’s Certifying Accountant, of the Form 8-K report dated June 12, 2018, and agree with such statements in so far as they apply to our firm.

We have no basis to agree or disagree with any other statement made in Item 4.01 of such report.

Sincerely,

Pritchett, Siler & Hardy, PC

Salt Lake City, UT